UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 27, 2007

AZZ incorporated

(Exact name of registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

University Centre I, Suite 200

1300 South University Drive

Fort Worth, Texas 76107

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 810-0095

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2007, the Board of Directors of AZZ incorporated, a Texas corporation (the “Company”) adopted Amended and Restated Bylaws (the “Restated Bylaws”) amending Sections 6.01, 6.02 and 6.03 of the Company’s existing Bylaws, effective on November 19, 2007, to permit the issuance of shares of the Company’s capital stock in uncertificated form. The amendments will permit direct or “book-entry” registration of shares of the Company’s capital stock and thereby facilitate the Company’s eligibility to participate in a direct registration system (“DRS”). DRS will allow shares of the Company’s capital stock to be owned, reported and transferred electronically in uncertificated form and without the need for physical stock certificates.

The summary above is qualified in its entirety by the Restated Bylaws filed herewith as Exhibit 3.1 to this report and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K;

Exhibit No.	Description
3.1	Amended and Restated Bylaws of AZZ incorporated (as adopted November 19, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2007	AZZ incorporated
(Registrant)

	By:	/s/ Dana L. Perry
Dana L. Perry
Senior Vice President Finance
Chief Financial Officer